SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                March 31, 2012
                                Date of Report
                      (Date of Earliest Event Reported)

                      ROSEWOOD ACQUISITION CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

Delaware                          000-54544              00-0000000
(State or other                  (Commission           (IRS Employer
jurisdiction                     File Number)        Identification No.)


                   9457 South University Boulevard, Suite 136
                       Highlands Ranch, Colorado 80126
                    (Address of Principal Executive Offices)

                            215 Apolena Avenue
                      Newport Beach, California 92662
               (Former Address of Principal Executive Offices)


                      (Registrant's Telephone Number)

ITEM 3.02 Unregistered Sales of Equity Securities

     On April 2, 2012, Rosewood Acquisition Corporation (the "Registrant" or the "Company") issued 1,000,000 shares of its common stock pursuant to
Section 4(2) of the Securities Act of 1933 at par for an aggregate of $1,000 representing 67% of the total outstanding 1,500,000 shares of common stock:

ITEM 5.01     Changes in Control of Registrant

    On March 31, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officers and directors were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G/A filed on January 10, 21012 and as supplemented by the information contained in this report.

    The Registrant intends to purchase, renovate, rent and sell a portfolio of income producing properties. The Company anticipates that it can purchase distressed properties at prices significantly below current mrket value. Foreclosures and short sales have contributed to the significant devaluation of residential housing since 2007, sometimes over 50%. This provides an opportunity to purchase undervalued distressed residential real estate at prices well below the cost to build. The primary goal of the Company is to renovate and sell those homes to buyers who have recently experienced a distressed sale which excludes such potential buyers from traditional financing for a period of two to four years. The Company also intends to provide short term bridge financing for these buyers until they can repair their credit and secure traditional financing. As security for such financing, the Company anticipates that it will maintain ownership of the property until the re-financing is completed. The Company also hopes to build a portfolio of rental property which will provide it with consistent returns. The expectation is that property values will most certainly rise as the economy strengthens, giving the Company the option to liquidate the portfolio at substantially higher prices than purchased. The Company will concentrate its activities in Phoenix, Arizona and Las Vegas, Nevada, two of the hardest hit areas from the residential housing crisis.

ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On March 31, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On March 31, 2012, James McKillop resigned as the Registrant's vice president and director.

    On March 31, 2012, William Gallipo was elected as the sole director of the
Registrant.

    On March 31, 2012, William Gallipo was appointed President, Secretary and Treasurer.

    William Gallipo, 59, has been active in the building industry for over 35 years. With the situation presented by the banking problems and distressed real estate, Mr. Gallipo has spent the past three years in learning the Denver, Colorado; Phoenix, Arizona and Las Vegas, Nevada Markets to determine the best opportunities for profitability. Prior to his involvement with the foreclosure real estate business, he established and managed several companies in the residential building business in the resort areas of Colorado, developing over 300 properties in Summit County Colorado. His overall knowledge of real estate, construction and management is crucial to the success of the Company. Prior to entering the real estate business, Mr. Gallipo managed an electrical distribution company in San Francisco, worked for Eaton Corporation as a Regional Manager and created an export distribution business, providing electrical equipment to U.S. Military bases throughout Southeast Asia.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                             ROSEWOOD ACQUISITION CORPORATION


Date: April 2, 2012          /s/ William Gallipo
                            President